Exhibit 99.2

ONCOCYTE COMPLETES RAZOR GENOMICS TRANSACTION

Feb 22, 2023

Company retains 30% stake while eliminating operating expense and future development obligations

Represents next step in plan to focus product strategy

IRVINE, Calif., Feb. 22, 2023 (GLOBE NEWSWIRE) — Oncocyte Corporation (Nasdaq: OCX), a precision diagnostics company, today announced that it has completed the sale of 70% of its ownership stake in wholly-owned subsidiary Razor Genomics to Dragon Scientific. The deal eliminates an estimated $8M of annual operating expense and $13M of future milestone and development obligations, while allowing Razor Genomics to maintain continuity of service for DetermaRxTM patients and clinicians. Oncocyte retains a 30% equity stake. The transaction involved the transfer of all the assets and liabilities related to DetermaRx.

“Maintaining access to DetermaRx for the clinical community was critical to us and we are happy to report that we achieved this important goal” said Joshua Riggs, Oncocyte’s Interim CEO. “We believe that this transaction preserves upside opportunity for Oncocyte shareholders while eliminating nearly $30M of estimated operating expense, future milestone and development obligations in the aggregate over the next two years. This announcement reflects our continued progress in focusing our product strategy and reducing our cash burn. Oncocyte is well positioned to achieve 2023 commercial and developmental milestones in its key product lines.”

About Oncocyte

Oncocyte is a precision diagnostics company. The Company develops and markets assays that are designed to help enable groundbreaking research and provide clarity and confidence to physicians and their patients. The Company is currently focused on development and commercialization activities in three areas. DetermaIO™ is a gene expression test that assesses the tumor microenvironment to predict response to immunotherapies, VitaGraft™ is a blood-based solid organ transplantation monitoring test, and pipeline test DetermaCNI™ is blood-based monitoring tool for monitoring therapeutic efficacy in cancer patients.

DetermaIO™, DetermaCNI™, and VitaGraft™ are trademarks of Oncocyte Corporation.

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. These statements include those pertaining to, among other things, the expected elimination of an estimated $8M of annual operating expense and $13M of future milestone and development liabilities, the expected elimination of nearly $30M of estimated expense, future milestone and development obligations in the aggregate over the next two years, the expectation that Razor Genomics will maintain continuity of service for DetermaRx patients and clinicians, the expectation that access to DetermaRx will be maintained for the clinical community, the anticipation of continued progress in focusing the Company’s product strategy and reduction in cash burn, the expected achievement of 2023 commercial and developmental milestones in key product lines, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management. Forward-looking statements involve risks and uncertainties, including, without limitation, the potential impact of COVID-19 on Oncocyte or its subsidiaries’ financial and operational results, risks inherent in the development and/or commercialization of diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of Oncocyte’s third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to supply chains, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, obligations to third parties with respect to licensed or acquired technology and products, the need to obtain third party reimbursement for patients’ use of any diagnostic tests Oncocyte or its subsidiaries commercialize in applicable jurisdictions, and risks inherent in strategic transactions such as the potential failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, potential greater than estimated allocations of resources to develop and commercialize technologies, or potential failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Oncocyte, particularly those mentioned in the “Risk Factors” and other cautionary statements found in Oncocyte’s Securities and Exchange Commission (SEC) filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Oncocyte undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor & Media Contact

Caroline Corner

ICR Westwicke

Tel: 415.202.5678

caroline.corner@westwicke.com